SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

  Date of Report (Date of earliest event report):  February 22, 1999


                  DEVON ENERGY CORPORATION
   (Exact Name of Registrant as Specified in its Charter)


     OKLAHOMA                         1-10067                    73-1474008
(State or Other Jurisdiction of (Commission File Number)        (IRS Employer
Incorporation or Organization)                                 Identification
                                                                    Number)


      20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK           73102
             (Address of Principal Executive Offices)         (Zip Code)


     Registrant's telephone number, including area code: (405) 235-3611









                      Page 1 of 4 pages

Item 5.  Other Events

     Devon Energy Corporation ("Devon") and Northstar Energy Corporation ("Northstar") consummated their combination on December 10, 1998. The combination was accounted for under the pooling-of-interests method of accounting for business combinations. Combinations accounted for as poolings must conform with the overriding thrust of the pooling concept that requires a sharing of risks and rights among the stockholders of the combining companies. The Securities and Exchange Commission's (the "SEC") rules and regulations prohibit affiliates of companies involved in a pooling to sell or in any other way reduce their risk relative to any common shares received in the business combination until the "risk period" has expired. Under the SEC's rules and regulations, the risk period expires once financial results covering at least thirty days of post-merger combined operations have been published.

     In order to terminate the risk period of the Devon-
Northstar combination, Devon is providing the following unaudited operating results for the month ended January 31, 1999.

          DEVON ENERGY CORPORATION AND SUBSIDIARIES
            Consolidated Statements of Operations
                Month Ended January 31, 1999
                         (Unaudited)
 (In Thousands, Except Production Volumes, Per Share and Per
                         Unit Data)


                                          United States    Canada        Total

Revenues
 Oil sales                                  $  4,700       4,108         8,808
 Gas sales                                     9,286       8,884        18,170
 Natural gas liquids sales                       713         420         1,133
 Other                                           341         368           709

   Total revenues                             15,040      13,780        28,820

Costs and expenses
 Lease operating expenses                      5,074       4,018         9,092
 Production taxes                                936          98         1,034
 Depreciation, depletion and amortization      5,958       4,971        10,929
 General and administrative expenses             941         935         1,876
 Interest expense                                176       1,924         2,100
 Deferred effect of changes in foreign
   currency exchange rate on subsidiary's
   long-term debt                                  -      (2,883)       (2,883)
 Distributions on preferred securities of
   subsidiary trust                              810           -           810

     Total costs and expenses                 13,895       9,063        22,958

Earnings before income taxes                   1,145       4,717         5,862

Income tax expense
 Current                                         217         165           382
 Deferred                                         25       1,892         1,917

   Total income tax expense                      242       2,057         2,299

Net earnings                                $    903       2,660         3,563

Net earnings per average common share
 outstanding - basic and diluted                                        $ 0.07

Weighted average common shares
   outstanding - basic                                                  48,453

Production volumes
 Oil (thousands of barrels)                      452         437           889
 Gas (millions of cubic feet)                  5,289       6,266        11,555
 Natural gas liquids (thousands of barrels)      104          51           155

Average prices
 Oil (per barrel)                            $ 10.40        9.40          9.91
 Gas (per thousand cubic feet)               $  1.76        1.42          1.57
 Natural gas liquids (per barrel)            $  6.86        8.24          7.31

                         SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              DEVON ENERGY CORPORATION



                              By:  /s/ Danny J. Heatly
                                   Controller


Date:     February 22, 1999